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DELOITTE & TOUCHE

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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 033-52263 of First Security Corporation on Form S-4 of our report dated February 26, 1993, incorporated by reference in the Annual Report on Form 10-K of First Security Corporation for the year ended December 31, 1992, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche

February 25, 1994


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